      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 24, 1999
                                  REGISTRATION NO. 333-________________________
===============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                           ------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     Under
                           The Securities Act of 1933

                           ------------------------

                             i2 TECHNOLOGIES, INC.
             (Exact name of registrant as specified in its charter)

             DELAWARE                                   75-2294945
  (State or other jurisdiction                (IRS Employer Identification No.)
of incorporation or organization)

                      909 E. LAS COLINAS BLVD., 16TH FLOOR
                              IRVING, TEXAS 75930
              (Address of principal executive offices) (Zip Code)

                           ------------------------

                          EMPLOYEE STOCK PURCHASE PLAN
                   INTERNATIONAL EMPLOYEE STOCK PURCHASE PLAN
                     1995 STOCK OPTION/ STOCK ISSUANCE PLAN
         SMART TECHNOLOGIES, INC. 1996 STOCK OPTION/STOCK ISSUANCE PLAN
                           (Full title of the Plans)


                           ------------------------

                                SANJIV S. SIDHU
               CHAIRMAN OF THE BOARD AND CHIEF EXECUTIVE OFFICER
                             i2 TECHNOLOGIES, INC.
                      909 E. LAS COLINAS BLVD., 16TH FLOOR
                              IRVING, TEXAS 75039
                                 (214) 860-6000

 (Name, address including zip code, and telephone number, including area code, of agent for service)

                                           CALCULATION OF REGISTRATION FEE
===============================================================================================================================
                                                                    Proposed Maximum     Proposed Maximum
           Title of Securities                 Amount to be          Offering Price         Aggregate               Amount of
             to be Registered                  Registered(1)           per Share          Offering Price         Registration Fee
           --------------------                ----------              ---------          --------------         ----------------
1)  Employee Stock Purchase Plan
    Common Stock, $0.00025 par value        1,300,000 shares            $33.19(2)        $43,143,750(2)              $11,994
2)  International Employee Stock Purchase
    Plan Common Stock, $0.00025 par value     200,000 shares            $33.19(2)         $6,637,500(2)               $1,845
3)  1995 Stock Option/ Stock Issuance Plan
    Common Stock, $0.00025 par value        12,000,000 shares           $33.19(2)       $398,250,000(2)             $110,714
4)  Smart Technologies, Inc 1996 Stock
    Option/ Stock Issuance Plan
    Common Stock, $0.00025 par value         336,432 shares              $7.26(3)         $2,442,496(3)                 $679
===============================================================================================================================
                                                                                      Aggregate                     $125,232
                                                                                      Registration Fee
===============================================================================================================================

(1) This Registration Statement shall also cover any additional shares of Common Stock which become issuable under the Employee Stock Purchase Plan, International Employee Stock Purchase Plan, 1995 Stock Option/ Stock Issuance Plan and/or the Smart Technologies, Inc 1996 Stock Option/ Stock Issuance Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the outstanding shares of Common Stock of i2 Technologies, Inc.

(2) Calculated solely for purposes of this offering under Rule 457(h) of the Securities Act of 1933, as amended the "1933 Act", on the basis of the average of the high and low selling prices per share of Common Stock of i2 Technologies, Inc. on August 19, 1999, as reported by the Nasdaq National Market.

(3) Calculated solely for purposes of this offering under Rule 457(h) of the Securities Act of 1933, as amended, on the basis of the weighted average exercise price of the outstanding options.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  Incorporation of Documents by Reference

         i2 Technologies, Inc. (the "Registrant") hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the "SEC"):

         (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1998, filed with the SEC on February 3, 1999; and

         (b) The Registrant's Current Reports on Form 8-K filed with the Commission on February 4, 1999, March 1, 1999, May 19,
                  1999 and July 30, 1999; and

         (c) The Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 1999, filed with the SEC on May 12, 1999; and

         (d) The Registrant's Registration Statement No. 00-28030 on Form 8-A filed with the SEC on March 20, 1996 pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the "1934 Act"), in which there is described the terms, rights and provisions applicable to the Registrant's outstanding Common Stock.

         All reports and definitive proxy or information statements filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the 1934 Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities

         Not Applicable.

Item 5.  Interests of Named Experts and Counsel

         Not Applicable.

Item 6.  Indemnification of Directors and Officers

         Subsection (a) of Section 145 of the General Corporation Law of the State of Delaware empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

         Subsection (b) of Section 145 empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect to any claim issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

         Section 145 further provides that to the extent a director or officer of a corporation has been successful on the merits or otherwise in the defense of any such action, suit or proceeding referred to in subsections (a) and (b) of Section 145 or in the defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith; that the indemnification provided for by Section 145 shall not be deemed exclusive of any other rights which the indemnified party may be entitled; that indemnification provided by
Section 145 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of such person's heirs, executors and administrators; and empowers the corporation to purchase and maintain insurance on behalf of a director or officer of the corporation against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liabilities under Section 145.

         Section 102(b)(7) of the General Corporation Law or the State of Delaware provides that a certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of the director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,
(iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

         Article Eleventh of the Registrant's Charter provides that, to the fullest extent permitted by the Delaware General Corporation Law as the same exists or as it may hereafter be amended, no director of the Registrant shall be personally liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director.

         Section 6.1 of the Registrant's Bylaws further provides that the Registrant shall, to the maximum extent and in the manner permitted by the General Corporation Law of Delaware, indemnify each of its directors and officers against expenses (including attorneys' fees), judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with any proceeding, arising by reason of the fact that such person is or was an agent of the Registrant.

         The Registrant has entered into indemnification agreements with each of its directors and officers.

         The Registrant maintains $15,000,000 of officers' and directors' liability insurance.

Item 7.  Exemption from Registration Claimed

         Not Applicable.

Item 8.  Exhibits

      Number    Exhibit
      ------    -------

       4        Instruments Defining the Rights of Stockholders.
                Reference is made to Registrant's Registration Statement
                No. 00-28030 on Form 8-A which is incorporated herein by
                reference pursuant to Item 3(d).
       5        Opinion and Consent of Brobeck, Phleger & Harrison LLP.
      23.1      Consent of Ernst & Young LLP, Independent Auditors.
      23.2      Consent of Brobeck, Phleger & Harrison LLP is
                contained in Exhibit 5.
      24        Power of Attorney. Reference is made to page II-4 of this
                Registration Statement.
      99.1      Employee Stock Purchase Plan.
      99.2*     Form of Enrollment/Change Form.
      99.3*     Form of Stock Purchase Agreement.
      99.4      International Employee Stock Purchase Plan
      99.5***   Form of Enrollment/Change Form
      99.6***   Form of Stock Purchase Agreement
      99.7      1995 Stock Option/Stock Issuance Plan
      99.8*     Form of Notice of Grant of Stock Option
      99.9**    Form of Automatic Stock Option Agreement
      99.10*    Form of Notice of Grant of Automatic Stock Option
      99.11**   Form of Stock Option Agreement
      99.12*    Form of Stock Issuance Agreement
      99.13     Smart Technologies, Inc. 1996 Stock Option/ Stock
                Issuance Plan
      99.14     Form of Stock Option Assumption Agreement
      99.15     Form of Smart Technologies, Inc. Stock Option Agreement
       *        Exhibits 99.2, 99.3, 99.8, 99.10 and 99.12 are
                incorporated herein by reference to exhibits 99.9, 99.10,
                99.2 , 99.5 and 99.7 respectively, to Registrant's
                Registration Statement No. 333-03703 on Form S-8, filed with the Commission on May 14, 1996.
      **        Exhibits 99.9 and 99.11 are incorporated herein by
                reference to Exhibits 99.5 and 99.3 to Registrant's
                Registration Statement No. 333-53667 on Form S-8, filed with the Commission on May 27, 1998.
     ***        Exhibits 99.5 and 99.6 are incorporated herein by
                reference to Exhibits 99.2 and 99.3 to Registrant's
                Registration Statement No. 333-27009 on Form S-8, filed with the Commission on May 13, 1997.

Item 9.  Undertakings

         A. The undersigned Registrant hereby undertakes: (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement (i) to include any prospectus required by
Section 10(a)(3) of the 1933 Act, (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement and (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that clauses (1)(i) and (1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the 1934 Act that are incorporated by reference into this Registration Statement; (2) that for the purpose of determining any liability under the 1933 Act each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and
(3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the Registrant's Employee Stock Purchase Plan, International Employee Stock Purchase Plan, 1995 Stock Option/Stock Issuance Plan and the Smart Technologies, Inc. 1996 Stock Option/Stock Issuance Plan.

         B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the 1934 Act that is incorporated by reference into this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         C. Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers, or controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the 1933 Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas on this 23rd day of August 1999.

                                       i2 TECHNOLOGIES, INC.


                                       By: /s/ SANJIV S. SIDHU
                                           -----------------------------------
                                           Sanjiv S. Sidhu
                                           Chairman of the Board and Chief
                                           Executive Officer


                               POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS:

         That the undersigned officers and directors of i2 Technologies, Inc., a Delaware corporation, do hereby constitute and appoint Sanjiv S. Sidhu and William M. Beecher and each of them, the lawful attorneys-in-fact and agents with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and any one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms that all said attorneys and agents, or any one of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

         IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature                                   Title                                               Date
---------                                   -----                                               ----

/s/ SANJIV S. SIDHU
----------------------------------------    Chairman of the Board and Chief Executive Officer
Sanjiv S. Sidhu                             (Principal Executive Officer)                       August 23, 1999

/s/ WILLIAM M. BEECHER                      Executive Vice President, Operations, and Chief
----------------------------------------    Financial Officer (Principal Financial and
William M. Beecher                          Accounting Officer)                                 August 23, 1999

/s/ SANDEEP R. TUNGARE
----------------------------------------    President, Demand Management
Sandeep R. Tungare                          and Director                                        August 23, 1999


/s/ HARVEY B. CASH
----------------------------------------
Harvey B. Cash                              Director                                            August 23, 1999

/s/ THOMAS J. MEREDITH
----------------------------------------
Thomas J. Meredith                          Director                                            August 23, 1999

                       SECURITIES AND EXCHANGE COMMISSION

                                WASHINGTON, D.C.



                                    EXHIBITS

                                       TO

                                    FORM S-8

                                     UNDER

                             SECURITIES ACT OF 1933



                             i2 TECHNOLOGIES, INC.

                                 EXHIBIT INDEX

         Exhibit
         Number             Description
         -------            -----------
             4        Instruments Defining the Rights of Stockholders.
                      Reference is made to Registrant's Registration Statement
                      No. 00-28030 on Form 8-A which is incorporated herein by
                      reference pursuant to Item 3(d).
             5        Opinion and Consent of Brobeck, Phleger & Harrison LLP.
            23.1      Consent of Ernst & Young LLP, Independent Auditors.
            23.2      Consent of Brobeck, Phleger & Harrison LLP is
                      contained in Exhibit 5.
            24        Power of Attorney. Reference is made to page II-4 of this
                      Registration Statement.
            99.1      Employee Stock Purchase Plan.
            99.2*     Form of Enrollment/Change Form.
            99.3*     Form of Stock Purchase Agreement.
            99.4      International Employee Stock Purchase Plan
            99.5***   Form of Enrollment/Change Form
            99.6***   Form of Stock Purchase Agreement
            99.7      1995 Stock Option/Stock Issuance Plan
            99.8*     Form of Notice of Grant of Stock Option
            99.9**    Form of Automatic Stock Option Agreement
            99.10*    Form of Notice of Grant of Automatic Stock Option
            99.11**   Form of Stock Option Agreement
            99.12*    Form of Stock Issuance Agreement
            99.13     Smart Technologies, Inc. 1996 Stock Option/ Stock
                      Issuance Plan
            99.14     Form of Stock Option Assumption Agreement
            99.15     Form of Smart Technologies, Inc. Stock Option Agreement
             *        Exhibits 99.2, 99.3, 99.8, 99.10 and 99.12 are
                      incorporated herein by reference to exhibits 99.9, 99.10,
                      99.2 , 99.5 and 99.7 respectively, to Registrant's
                      Registration Statement No. 333-03703 on Form S-8, filed
                      with the Commission on May 14, 1996.
            **        Exhibits 99.9 and 99.11 are incorporated herein by
                      reference to Exhibits 99.5 and 99.3 to Registrant's
                      Registration Statement No. 333-53667 on Form S-8, filed
                      with the Commission on May 27, 1998.
           ***        Exhibits 99.5 and 99.6 are incorporated herein by
                      reference to Exhibits 99.2 and 99.3 to Registrant's
                      Registration Statement No. 333-27009 on Form S-8, filed
                      with the Commission on May 13, 1997.
